UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-A
________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRESH HEALTHY VENDING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	45-2511250
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9650 Scranton Road, Suite 801 San Diego, California 92121	92121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock ($0.001 par value per share)

Item 1.                      Description of Registrant's Securities to be Registered.

Fresh Healthy Vending International, Inc. (the "Registrant" or "Company") hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder that is contained under the heading "Description of Securities" in the Registrant's Current Report on Form 8-K (File No. 333-177305), as originally filed with the Securities and Exchange Commission (the "Commission") on July 25, 2013 and as subsequently amended .

Item 2. Exhibits.

1.
Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Commission on October 13, 2011 (File No. 333-177305).

2.
Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on August 19, 2013 (File No. 333-177305).

3.	By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Commission on October 13, 2011 (File No. 333-177305).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

March 27, 2014

FRESH HEALTHY VENDING INTERNATIONAL INC.

By:/s/ Mark E. Cole
Mark Cole, Chief Financial Officer